Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142882) and the incorporation by reference in the Form 10-K of our report dated November 23, 2011, with respect to the financial statements of Simulations Plus, Inc. as of and for the years ended August 31, 2011 and 2010, which report appears in the August 31, 2011 Annual Report on Form 10-K of Simulations Plus, Inc.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

November 28, 2011